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Exhibit 23.6

consent of independent chartered accountants

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 3, 2004 (except for note 9(d) which is as of March 24, 2004), in amendment No. 3 to the Registration Statement (Form S-1 No. 33-111435) and related Prospectus of JED Oil Inc. dated March 24, 2004.

Calgary, Canada March 24, 2004	Chartered Accountants

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consent of independent chartered accountants